Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, October 23, 2026– BV Financial, Inc. (NASDAQ: BVFL), the holding company for BayVanguard Bank (the “Bank”), today reported net income of $3.4 million, or $0.42 per diluted share, for the quarter ended September 30, 2026 compared to net income of $3.7 million, or $0.41 per diluted share, for the quarter ended September 30, 2025. Net income for the nine-month period ended September 30, 2026 was $8.0 million or $0.97 per diluted share compared to net income of $8.7 million or $0.88 per diluted share for the nine-month period ended September 30, 2025.

Operating pre-provision net revenue (OPPNR) is a non-GAAP financial metric used by management to monitor the Company’s financial results. This metric excludes the expense, or reversal of the expense for the provision for credit losses as well as the costs of the 2024 Equity Incentive Plan, costs associated with out executive transition in the first quarter and the associated changes in the effective tax rate, and other items. Since the adoption of ASC 326 (CECL) in January 2023, the provision line item on the income statement has been extremely volatile, making this metric useful for management in evaluating core earnings capacity before credit costs. OPPNR was $5.3 million or $0.65 per diluted share for the three months ended September 30, 2026, compared to $5.2 million or $0.57 per diluted share for the three months ended September 30, 2025. OPPNR was $15.4 million or $1.87 per diluted share for the nine-months ended September 30, 2026 compared to $14.8 million or $1.50 per diluted share for the nine-month period ended September 30, 2025. For a reconciliation of pre-provision net interest income as reported and non-GAAP OPPNR, see the table at the end of this press release.

Financial Highlights

•
Return on average assets and return on average equity for the three months ended September 30, 2026 were 1.57% and 7.50%, respectively.
•
Net loans decreased $22.1 million or 2.96% to $726.34 million compared to $748.48 million at December 31, 2025.
•
Deposits decreased $2.1 million or 0.32% from $676.1 million at December 31, 2025 to $674.0 million at September 30, 2026.
•
Borrowings from the Federal Home Loan Bank of Atlanta “FHLB” decreased by $30.0 million or 85.7%.
•
Non-accrual loans increased $0.9 million to $3.2 million at September 30, 2026 from $2.3 million at December 31, 2025.

•
The Company recorded a provision for credit losses of $0.2 million for the quarter ended September 30, 2026 and a reversal in the provisions for credit losses of $14,000 for the nine-months ended September 30, 2026.
•
During the quarter ended September 30, 2026, the Company repurchased 163,540 shares of its outstanding common stock at an average price of $21.16.

FINANCIAL CONDITION

Total Assets. Total assets were $877.9 million at September 30, 2026, a decrease of $34.2 million, or 3.76%, from $912.2 million at December 31, 2025. The decrease was due primarily to the Company utilizing cash resulting from a decrease in the loan portfolio to repay $30.0 million in borrowings from the FHLB.

Cash and Cash Equivalents. Cash and cash equivalents decreased $5.7 million, or 10.2%, to $50.0 million at September 30, 2026 from $55.7 million at December 31, 2025. The decrease in cash was primarily a result of the pay-off of the FHLB borrowings.

Loans Receivable. Loans receivable decreased $22.2 million, or 2.9%, to $732.7 million at September 30, 2026 from $754.9 million at December 31, 2025. The largest decreases in the portfolio occurred in the commercial ($11.6) million, construction and land ($9.4 million), and one-to-four family non-owner-occupied loans ($7.1) million.

Securities. Securities available for sale decreased by $2.3 million or 7.0% from December 31, 2025 as paydowns and maturities were not entirely replaced with new purchases. The held-to-maturity portfolio decreased due to the pay-off of two holdings of subordinated debentures.

Federal Home Loan Bank Stock Federal Home Loan Bank of Atlanta stock decreased $1.4 million or 61.3% as a result of the advance pay-off reducing the required ownership amount.

Total Liabilities. Total liabilities decreased $34.6 million or 4.7%, to $693.8 million at September 30, 2026 from $728.4 million at December 31, 2025. The decrease was due primarily to the decrease in borrowings.

Deposits. Total deposits decreased $2.1 million, or 0.32% to $674.0 million at September 30, 2026 from $676.1 million at December 31, 2025. Noninterest-bearing deposits increased $1.1 million or 0.8% to $139.5 million. Interest bearing deposits decreased $3.2 million, or 0.60%, to $534.5 million at September 30, 2026 from $537.7 million at December 31, 2025.

Stockholders’ Equity. Stockholders’ equity increased $0.4 million, or 0.23%, to $184.2 million at September 30, 2026 from $183.8 million at December 31, 2025 as net income and the impact of earned stock compensation offset the $9.3 million in stock repurchases during the period.

RESULTS OF OPERATION

Net Income. Net income was $3.4 million or $0.42 per diluted share for the three months ended September 30, 2026 compared to $3.7 million or $0.41 per diluted share for the three months ended September 30, 2025. Net income was $8.0 million or $0.97 per diluted share for the nine- months ended September 30, 2026 compared to $8.7 million or $0.88 per diluted share for the nine months ended September 30, 2025. The decrease in income for the year-to-date period is due to both the $2.2 million first quarter executive transition expense and the related tax impact as well as changes in the provision for credit losses.

Net Interest Income. Net interest income was $9.1 million for the three months ended September 30, 2026 compared to $9.4 million for the three months ended September 30, 2025. The net interest margin for the three months ended September 30, 2026 was 4.46% compared to 4.40% for the three months ended September 30, 2025. The decrease in net interest income was primarily due to the lower average balance of loans outstanding in the period.

Net interest income was $27.7 million for the nine months ended September 30, 2026, compared to $27.1 million for the nine months ended September 30, 2025. The net interest margin for the nine months ended September 30, 2026 was 4.47% compared to 4.29% for the nine months ended September 30, 2025. The increase in net interest income was primarily due to the lower borrowing costs in the period due to the pay-off of the subordinated debentures in December 2025.

Noninterest Income. For the three months ended September 30, 2026 and 2025, noninterest income totaled $0.68 million.

For the nine months ended September 30, 2026 noninterest income totaled $1.7 million compared to $1.9 million for the nine months ended and September 30, 2025. The decrease was due to the write-down of a former branch location prior to its sale.

Noninterest Expense. For the three months ended September 30, 2026, noninterest expense totaled $5.1 million compared to $5.9 million for the three months ended September 30, 2025. Decreases in compensation and benefits of $0.7 million due to lower staffing and lower expenses for the 2024 Equity Plan as well as a decrease in other expense of $0.1 million, primarily due to lower fraud losses, were the primary drivers of the overall decrease.

For the nine months ended September 30, 2026, noninterest expense totaled $18.1 million as compared to $17.8 million for the nine months ended September 30, 2025. Compensation and benefits expense increased $0.1 million due to the $2.2 million cost of the executive transition in the first quarter mostly offset by lower staffing levels and lower costs of the 2024 Equity Plan. Data processing expenses increased $81,000 due to the cost of new product implementation.

Asset Quality. Non-performing assets at September 30, 2026 totaled $3.2 million, compared to $2.3 million at December 31, 2025, all of which were nonperforming loans. At September 30, 2026, the allowance for credit losses on loans was $6.3 million, which represented 0.86% of total loans and 197.1% of non-performing loans compared to $6.4 million at December 31, 2025, which represented 0.85% of total loans and 284.7% of non-performing loans.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve Board, the impact of the imposition of tariffs and any retaliatory responses, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with twelve branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.
Consolidated Financial Ratios

At or For the Three Months	At or For the Nine Months
Ended September 30,	Ended September 30,

	2026	2025	2026	2025
Performance Ratios(1):
Return on average assets	1.57%	1.65%	1.19%	1.27%
Return on average equity	7.50%	7.77%	5.81%	5.93%
Interest rate spread(2)	3.74%	3.65%	3.79%	3.54%
Net interest margin(3)	4.46%	4.40%	4.47%	4.29%
Yields on earning assets	5.88%	5.90%	5.84%	5.80%
Cost of interest-bearing liabilities	2.14%	2.25%	2.05%	2.26%
Cost of interest bearing deposits	2.14%	2.05%	2.07%	2.03%
Yield on loans	6.17%	6.15%	6.16%	6.03%
Non-interest expense to average assets	2.32%	2.59%	2.70%	2.61%
Efficiency ratio(4)	51.81%	58.58%	61.71%	61.25%
Average interest-earning assets to average interest-bearing liabilities	150.95%	150.18%	149.52%	149.97%
Average equity to average assets	21.00%	21.19%	20.47%	21.48%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	0.86%	1.10%	0.86%	1.10%
Allowance for credit losses as a percentage of non-performing loans	197.11%	233.53%	197.11%	233.53%
Net charge-offs (recoveries) to average outstanding loans during the year	0.01%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total loans	0.44%	0.47%	0.44%	0.47%
Non-performing loans as a percentage of total assets	0.37%	0.39%	0.37%	0.39%
Total non-performing assets as a percentage of total assets	0.37%	0.39%	0.37%	0.39%
Per Share Data
Earnings per common share, basic	$0.44	$0.41	$1.00	$0.89
Earnings per common share, diluted	$0.42	$0.41	$0.97	$0.88
Book value per common share	$21.95	$19.95	$21.95	$19.95
Tangible book value per common share(5)	$20.17	$18.36	$20.17	$18.36
Weighted average shares outstanding	7,821,602	9,078,667	7,991,887	9,778,481

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.
(5) Represents total equity less goodwill less other intangible assets divided by common shares outstanding. See non-GAAP reconciliation table.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
(dollars in thousands, except share amounts)	(unaudited)	derived from audited financial statements

Assets
Cash	$7,214	$5,616
Interest-bearing deposits in other banks	42,789	50,089
Cash and cash equivalents	50,003	55,705
Equity Investment	404	404
Securities available for sale	30,884	33,226
Securities held to maturity (fair value of $3,562 and $5,102, ACL of $0 and $2)	4,150	5,736
Loans	732,673	754,921
Allowance for Credit Losses	(6,331)	(6,437)
Net Loans	726,342	748,484
Premises and equipment, net	12,042	12,493
Federal Home Loan Bank of Atlanta stock, at cost	899	2,324
Investment in life insurance	20,730	20,441
Accrued interest receivable	3,072	3,149
Goodwill	14,420	14,420
Intangible assets, net	516	651
Deferred tax assets, net	7,524	7,563
Other assets	7,011	7,617
Total assets	$877,997	$912,213
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$139,451	$138,360
Interest-bearing deposits	534,505	537,734
Total deposits	673,956	676,094

FHLB borrowings	5,000	35,000
Other liabilities	14,812	17,315
Total liabilities	693,768	728,409
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized in 2026 and 2025; 8,391,276 shares issued and outstanding as of September 30, 2026; 8,852,813 shares issued and outstanding as of December 31, 2025	84	88
Paid-in capital	61,453	68,834
Unearned common stock held by employee stock ownership plan	(6,830)	(6,978)
Retained earnings	130,979	122,990
Accumulated other comprehensive loss	(1,457)	(1,130)
Total stockholders' equity	184,229	183,804
Total liabilities and stockholders' equity	$877,997	$912,213

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
Interest Income	2026	2025	2026	2025
Loans, including fees	$11,163	$11,519	$33,471	$33,594
Investment securities available for sale	292	329	863	1,003
Investment securities held to maturity	40	46	130	139
Other interest income	468	633	1,786	1,938
Total interest income	11,963	12,527	36,250	36,674
Interest Expense
Interest on deposits	2,885	2,712	8,308	7,935
Interest on FHLB borrowings	1	—	216	194
Interest on Subordinated debentures	—	465	—	1,396
Total interest expense	2,886	3,177	8,524	9,525
Net interest income	9,077	9,350	27,726	27,149
Provision for (recovery of) credit losses	213	(1,014)	(14)	(539)
Net interest income after provision for (recovery of) credit losses	8,864	10,364	27,740	27,688
Noninterest Income
Service fees on deposits	105	122	319	337
Fees from debit cards	183	183	528	524
Income from investment in life insurance	87	88	289	289
Gain on foreclosed realestate	—	26	—	26
(Loss) on sale of fixed assets	—	(8)	(135)	(8)
Other income	306	273	675	760
Total noninterest income	681	684	1,676	1,928
Noninterest Expense
Compensation and related benefits	3,412	4,064	12,704	12,606
Occupancy	349	415	1,280	1,238
Data processing	409	372	1,245	1,164
Advertising	6	5	39	14
Professional fees	213	239	764	718
Equipment	82	92	260	278
Foreclosed real estate and repossessed assets holding costs	—	2	(5)	5
Amortization of intangible assets	45	45	135	135
FDIC insurance premiums	85	83	257	247
Other expense	455	561	1,465	1,405
Total noninterest expense	5,056	5,878	18,144	17,810
Net income before tax	4,489	5,170	11,272	11,806
Income tax expense	1,053	1,440	3,283	3,116
Net income	$3,436	$3,730	$7,989	$8,690
Basic earnings per share	$0.44	$0.41	$1.00	$0.89
Diluted earnings per share	$0.42	$0.41	$0.97	$0.88

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended September 30,
(Dollars in thousands)

	For the Three Months Ended September 30,
	2026			2025
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$717,546	$11,163	6.17%	$743,119	$11,519	6.15%
Securities available-for-sale	31,476	292	3.68%	35,107	329	3.72%
Securities held-to-maturity	5,428	40	2.92%	6,465	46	2.82%
Cash, cash equivalents and other interest-earning assets	53,132	468	3.52%	57,784	633	4.38%
Total interest-earning assets	807,582	11,963	5.88%	842,475	12,527	5.90%
Noninterest-earning assets	65,533			63,948
Total assets	$873,115			$906,423

Interest-bearing liabilities:
Interest-bearing demand deposits	$66,753	133	0.79%	$75,302	151	0.80%
Savings deposits	109,602	146	0.53%	117,422	136	0.46%
Money market deposits	131,640	771	2.32%	128,265	787	2.43%
Certificates of deposit	226,950	1,835	3.21%	205,022	1,638	3.17%
Total interest-bearing deposits	534,945	2,885	2.14%	526,011	2,712	2.05%
Federal Home Loan Bank advances	54	1	4.18%	—	—	—
Subordinated debentures	—	—	—	34,983	465	5.27%
Total borrowings	54	1	4.18%	34,983	465	5.27%
Total interest-bearing liabilities	534,999	2,886	2.14%	560,994	3,177	2.25%
Noninterest-bearing demand deposits	138,658			137,179
Other noninterest-bearing liabilities	16,140			16,191
Total liabilities	689,797			714,364
Equity	183,318			192,059
Total liabilities and equity	$873,115			$906,423
Net interest income		$9,077			$9,350
Net interest rate spread			3.74%			3.65%
Net interest-earning assets	$272,583			$281,481
Net interest margin			4.46%			4.40%
Average interest-earning assets to interest-bearing liabilities	150.95%			150.18%

BV FINANCIAL, INC.
Average Balance Sheet for the Nine Months ended September 30,
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2026			2025
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$726,162	$33,471	6.16%	$745,001	$33,594	6.03%
Securities available-for-sale	32,534	863	3.55%	35,580	1,003	3.77%
Securities held-to-maturity	6,944	130	2.50%	6,801	139	2.73%
Cash, cash equivalents and other interest-earning assets	63,889	1,786	3.76%	57,988	1,938	4.49%
Total interest-earning assets	829,529	36,250	5.84%	845,370	36,674	5.80%
Noninterest-earning assets	65,506			64,424
Total assets	$895,035			$909,794

Interest-bearing liabilities:
Interest-bearing demand deposits	$70,845	454	0.86%	$77,365	482	0.83%
Savings deposits	113,560	439	0.52%	120,136	342	0.38%
Money market deposits	128,833	2,200	2.28%	126,316	2,318	2.45%
Certificates of deposit	222,525	5,215	3.13%	199,332	4,793	3.21%
Total interest-bearing deposits	535,763	8,308	2.07%	523,149	7,935	2.03%
Federal Home Loan Bank advances	19,029	216	1.52%	5,604	194	4.63%
Subordinated debentures	—	—	—	34,944	1,396	5.34%
Total borrowings	19,029	216	1.52%	40,548	1,590	5.24%
Total interest-bearing liabilities	554,792	8,524	2.05%	563,697	9,525	2.26%
Noninterest-bearing demand deposits	139,439			134,686
Other noninterest-bearing liabilities	17,608			16,027
Total liabilities	711,839			714,410
Equity	183,196			195,384
Total liabilities and equity	$895,035			$909,794
Net interest income		$27,726			$27,149
Net interest rate spread			3.79%			3.54%
Net interest-earning assets	$274,737			$281,673
Net interest margin			4.47%			4.29%
Average interest-earning assets to interest-bearing liabilities	149.52%			149.97%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	9/30/2026	9/30/2026

Beginning Balance	$6,214	$6,437

Provision for credit loss -loans	171	(85)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(1)	(3)
Non-Owner Occupied 1-4	(17)	(50)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	—	—
Construction & Land	—	—
Farm Loans	—	—
Marine & Consumer	72	74
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	54	21

Ending Balance- ACL for Loans	$6,331	$6,331

Balance Reserve for unfunded loan commitments	168	168
Balance Reserve for HTM Securities	-	-
Total ACL	$6,499	$6,499

Provision expense for Unfunded Commitments	42	72
Provision expense for HTM Securities	—	(1)
Total other provision expense	$42	$71
Total provision for (recovery of ) credit losses	$213	$(14)

RECONCILIATION TABLE (UNAUDITED)

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the Unites States ("GAAP"), this earnings release contains non-GAAP financial measures, OPPNR and tangible book value . The Company believes this non-GAAP financial measure is useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time. Non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

	Three Months ended September 30,		Nine Months ended September 30,
Non-GAAP Adjusted Net Income	2026	2025	2026	2025

Net Income (GAAP)	$3,436	$3,730	$7,989	$8,690
2024 Equity Plan Expenses	508	977	$1,712	$3,309
Cost of executive transition	-	-	2,203
Tax impact	(135)	(259)	(1,037)	(877)
Non GAAP adjusted net income	$3,809	$4,448	$10,867	$11,122

Adjusted Net Income per Share	$0.49	$0.49	$1.36	$1.14
Adjusted Net Income per diluted share	$0.47	$0.48	$1.32	$1.13

Non-GAAP Operating Pre-provision Net Revenue (OPPNR)

Net Interest Income before provision	$9,077	$9,350	$27,726	$27,149
Plus: Purchase Accounting Amortization	30	36	123	130
Plus: Non-interest income	681	684	1,676	1,928
Less: Non-interest expense	(5,056)	(5,878)	(18,144)	(17,810)
Plus: CDI amortization	45	45	135	135
Plus: 2024 Equity Plan expense	508	977	1,712	3,309
Plus: Executive transition expense	-	-	2,203	-
Operating Pre-Provision Net Revenue	$5,285	$5,214	$15,431	$14,841

OPPNR per share	$0.68	$0.57	$1.93	$1.52
OPPNR per diluted share	$0.65	$0.57	$1.87	$1.50

Non-GAAP Tangible Book Value per Common Share
	9/30/2026		9/30/2025
Total Equity (GAAP)	$184,229		$190,210
Less Goodwill	14,420		14,420
Less other intangible assets	516		696
Tangible equity	$169,293		$175,094
Common shares outstanding	8,391,276		9,536,094
Tangible book value per share	$20.17		$18.36